UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2006

ULURU INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors including, but not limited to the factors and risks detailed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 and other reports filed by us with the Securities and Exchange Commission. Except as required by applicable laws, we undertake no obligation to update publicly and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.

On December 6, 2006, ULURU Inc. (the "Registrant") entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with certain institutional accredited investors (the "Investors").  Pursuant to the Purchase Agreement, the Registrant sold to the Investors an aggregate of 47,052,628 shares (the "Shares") of its common stock, at an aggregate purchase price of $44,699,998.40. The purchase price paid per Share was $0.95. Of the aggregate purchase price, $38,499,998.40 was paid in cash and $6,200,000 was paid via cancellation of existing secured convertible debentures (the "Debentures") held by Cornell Capital Partners, LP and Prenox, LLC (the "Noteholders").

The Registrant relied upon Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"), for the issuance of the Shares.

In connection with the transactions consummated by the Purchase Agreement, the Registrant also entered into an Investor Rights Agreement with the Investors. Under this agreement, the Registrant is obligated to register the Shares under the Act for resale by the Investors. Upon the occurrence of certain events set forth in the agreement (including, without limitation, a registration statement covering the Shares not being filed with, or being declared effective by, the Securities and Exchange Commission, in each case as set forth in the agreement), the Registrant could be required to pay the Investors cash penalties up to an aggregate of five percent (5%) of the aggregate purchase price paid by the Investors for Shares under the Purchase Agreement.

In connection with the transactions consummated by the Purchase Agreement, the Registrant also entered into a Repayment Agreement with the Noteholders. Under this agreement and in full satisfaction of all obligations owed under the Debentures and the transaction documents entered into in connection herewith, (i) the Registrant agreed to pay the Noteholders an aggregate of $13,000,000 plus interest accrued on the Debentures since December 1, 2006, (ii) the Company accepted the Noteholders' subscriptions for Shares upon cancellation of an aggregate of $6,200,000 original principal amount of the Debentures and (iii) the purchase agreement pursuant to which the Noteholders purchased the Debentures and the security agreement, collateral assignment, guarantor security agreement, escrow agreement, transfer agent instructions, guaranty agreement and registration rights agreement entered into in connection therewith were terminated.

A press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference, in which the Company announced the sale of the Shares and its entry into the Repayment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU INC.

Date: December 7, 2006	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press release dated December 7, 2006